As filed with the Securities and Exchange Commission on September 26, 2003

Registration No. 333-45552

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Magnum Hunter Resources, Inc.	Nevada	87-0462881
Gruy Petroleum Management Co.	Texas	75-1074365
Hunter Gas Gathering, Inc.	Texas	75-1222501
Magnum Hunter Production, Inc	Texas	75-2589131
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 East Las Colinas Blvd., Suite 1100
Irving, Texas 75039
(972) 401-0752
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Morgan F. Johnston
600 East Las Colinas Blvd., Suite 1100
Irving, Texas 75039
(972) 401-0752
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David E. Morrison
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
(214) 855-8000

        Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /  /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /   /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /   /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  /   /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /  /

PURPOSE OF AMENDMENT

Termination of Offering and Removal of Securities from Registration

        Pursuant to the Registration Statement on Form S-3 (File No. 333-45552) (the “Registration Statement”), the Registrants registered Debt, Common Stock, Preferred Stock, Depositary Shares, Warrants and Guarantees up to a maximum aggregate offering price of $200,000,000. $733,526.11 of Common Stock was sold pursuant to the Registration Statement. The Registrants do not intend to sell any more of the registered securities pursuant to the Registration Statement, and the offering contemplated by the Registration Statement has terminated. Pursuant to the undertakings in Item 17 of the Registration Statement, the Registrants are removing from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, all of the $199,266,473.89 of remaining securities registered under the Registration Statement.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 26th day of September, 2003.

MAGNUM HUNTER RESOURCES, INC.
By: /s/ Gary C. Evans Gary C. Evans Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of September, 2003.

Signature	Title
/s/ Gary C. Evans Gary C. Evans	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Chris Tong Chris Tong	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

* Gerald W. Bolfing	Director

* Matthew C. Lutz	Director

* John H. Trescot, Jr.	Director

* James E. Upfield	Director

* By: /s/ Gary C. Evans Gary C. Evans as attorney-in-fact for the persons indicated pursuant to powers of attorney dated September 8, 2000.